EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 625 Fourth Avenue South Minneapolis, MN 55415 on July 13, 2012

Please detach at perforation before mailing.

PROXY CARD	THRIVENT SERIES FUND, INC. 625 Fourth Avenue South Minneapolis, Minnesota 55415 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 13, 2012	PROXY CARD

The undersigned hereby appoints Russell W. Swansen, David S. Royal, John L. Sullivan and Rebecca A. Paulzine, or any of them, true and lawful proxies, with power of substitution, to represent and vote all shares that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Thrivent Financial for Lutherans building, 625 Fourth Avenue South, Minneapolis, Minnesota 55415 on July 13, 2012, and any adjournments thereof, on the matters set forth and described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. Receipt of the Notice of Special Meeting of Shareholders and of the Proxy Statement is hereby acknowledged.

Discretionary authority is hereby conferred as to all other matters as may properly come before the meeting.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

NOTE: Please sign exactly as your name appears hereon. If shares are held jointly, either holder may sign. Corporate proxies should be signed by an authorized officer.

Signature

Signature of joint owner, if any

Date	THR_23481_033012

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Thrivent Series Fund, Inc.

Shareholder Meeting to Be Held on July 13, 2012.

The Proxy Statement and Proxy Card for this meeting are available at: www.proxy-direct.com/thr23481

PORTFOLIO - MEETING TIME (CST)
Thrivent Partner Utilities Portfolio - 9:00 am	Thrivent Partner Socially Responsible Bond Portfolio - 9:10 am
Thrivent Partner International Stock Portfolio - 9:20 am Thrivent Mid Cap Growth Portfolio II - 9:40 am	Thrivent Large Cap Growth Portfolio II - 9:30 am

Please detach at perforation before mailing.

This proxy card is solicited on behalf of the Board of Directors of Thrivent Series Fund, Inc. You must mark the box “ABSTAIN” if you wish to abstain. Abstentions have the same effect as votes cast “AGAINST” a proposal. When this voting instruction form is properly executed, the shares represented hereby will be voted in accordance with the choices made on this card. If no choice is indicated on this proxy card, the voting instruction will be deemed to be affirmative on these matters. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:    ■

1.    To approve the Agreement and Plan of Reorganization.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Thrivent Partner Utilities Portfolio	☐	☐	☐	Thrivent Partner Socially Responsible Bond Portfolio	☐	☐	☐
Thrivent Partner International Stock Portfolio	☐	☐	☐	Thrivent Large Cap Growth Portfolio II	☐	☐	☐
Thrivent Mid Cap Growth Portfolio II	☐	☐	☐

EVERY SHAREHOLDER’S VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY!

THR_23481_033012